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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Ascend Communications, Inc. 1998 Stock Incentive Plan and in the related prospectus for the registration of 35,106,564 shares of its common stock of our report January 22, 1998 with respect to the consolidated financial statements and financial statement schedule of Ascend Communications, Inc. included in its annual report (Form 10-K/A) for the year ended December
31, 1997, filed with the Securities and Exchange Commission.


                                                          /S/ ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP

Walnut Creek, California
May 27, 1998